EXHIBIT 99.1

Press Release

Released at 8:00 a.m. EDT on Monday, April 4, 2005

Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations or Jim Felton, Investor Relations Manager, 303-293-9100

Bill Barrett Corporation to Present Drilling and Production Update
At Howard Weil 2005 Energy Conference on April 4, 2005

DENVER — (PR Newswire) — April 4, 2005 — Bill Barrett Corporation (NYSE: BBG) announced its participation in the Howard Weil 2005 Energy Conference in New Orleans, Louisiana on April 3 -7. Company Chief Executive Officer William J. (“Bill”) Barrett will present to the conference on Monday, April 4 at 2:10 p.m. CDT. The material that Mr. Barrett will present will be available on the Company’s website at http://www.billbarrettcorp.com prior to the presentation.

Reserves Analysis Completed

The Company recently completed an analysis of its probable and possible oil and gas reserves and reports estimated probable reserves of approximately 412 billion cubic feet of natural gas equivalents (Bcfe) from approximately 1,140 potential well locations and estimated possible reserves of approximately 452 Bcfe from approximately 820 potential well locations.

Operational Update

Bill Barrett Corporation currently intends to drill 369 wells in 2005. The Company estimates that its 2005 drilling program will include approximately 220 locations currently classified as having probable reserves and approximately 65 locations currently classified as having possible reserves.

The Company has ten rigs in operation as of March 31, 2005. In the first quarter of 2005, the Company spud 49 wells and brought 60 wells to sales, giving the Company 613 producing wells as of March 31, 2005.

Bill Barrett Corporation is providing the following update of certain of its drilling activities.

Piceance Basin, Colorado

The Company is currently operating five drilling rigs in its Gibson Gulch project area (97% average working interest). In the first quarter of 2005, the Company has participated in drilling 15 operated and non-operated wells in Gibson Gulch. Two of the wells drilled in 2005 have been completed and hooked up to a sales line. Following an evaluation of sustained production levels from all the new wells, the Company will announce the initial results of its drilling program in 60 to 90 days. The Company is drilling multiple wells from common drill pads in Gibson Gulch. Completion work on wells drilled on common pads is conducted only after all wells from the pad are drilled. The Company’s 2005 drilling program includes drilling 95 wells and 12 recompletions on its Gibson Gulch acreage.

Wind River Basin, Wyoming

Waltman Arch — In the Cooper Reservoir (99% working interest), the Company has drilled six of seven wells planned for 2005 targeting the Lance and Fort Union formations. One well is producing into the sales line, with the other five wells awaiting completion.

In the first quarter of 2005, the Company began drilling operations in the Waltman Field area on the Bullfrog #14-18 exploratory test planned for 19,300 feet to test the Frontier and Muddy formations. As of March 31, 2005, this test was drilling ahead at 12,484 feet and is expected to reach the target depth in June 2005. The Company’s working interest in the well is 93%. The Company is actively seeking joint venture partners to participate in a Frontier/Muddy exploration program along the Waltman Arch. The joint venture could include an interest in this test.

East Madden — On February 21, 2005, the Company completed drilling the 16,600-foot Hitchcock Draw exploratory test designed to test several prospective zones. Following a review of the logs, the well has been cased for completion testing. The testing program began March 5, 2005, with results expected sometime in June. Bill Barrett Corporation owns a 25% working interest in this test well before pay-out.

Talon — The Company completed drilling its third well since late December 2004 in its Talon prospect. Two wells have been drilled to the Ft. Union formation at 8,200 feet. One well has been completed and is hooked up to a sales line with the second awaiting completion following the lifting of winter stipulations expected in May 2005. The third well was recently drilled to the Lance formation at 11,900 feet and is awaiting completion with results expected in the third quarter of 2005.

Uinta Basin, Utah

In the Cedar Camp prospect, the Company has drilled two wells targeting the Dakota, Entrada and Wingate formations. Pipe was set on both wells where the Company has an 80% working interest. Based on the initial evaluation of the first two wells, the Company will continue with its plans to spud a third Cedar Camp well sometime in April (100% working interest). The Company will evaluate these first two wells in the second quarter of 2005.

Powder River Basin, Wyoming

The Company currently has one rig drilling in the Powder River Basin. Two additional rigs are scheduled to be added by April 15, 2005. The 2005 capital budget contemplates drilling 218 wells, 183 of which are targeting the less-developed Big George coal. During the first quarter of 2005, 17 wells have been spud. The Company plans to invest $20 million for its drilling and completion work in the Powder River project area.

Green River Basin, Wyoming

The Company has a 40% working interest as non-operator in the Antelope Hollow exploratory test targeting the Dakota formation. The Company expects the test will reach total depth of 18,200 feet in approximately 60 days with results expected sometime in the third quarter of 2005.

Williston Basin, Montana and North Dakota

The Company is drilling a horizontal test well for oil in its Indian Hills prospect in the Williston Basin (70% working interest). Drilling is to be finished by mid-April, with completion requiring another month. The Company is participating in the drilling of a horizontal well in its Nameless prospect (41% working interest). This well is scheduled to reach total depth by the end of April and, if successful, completed by the end of May. The Company’s 2005 budget for the Williston Basin is $9 million to drill six wells and re-enter one well. The Company is assembling five exploratory programs aimed at attracting industry partners to accelerate the Company’s evaluation of the oil potential under its leasehold interests. Any success derived from activity on these exploratory prospects could increase the Company’s planned activities for 2005. Bill Barrett Corporation is producing from ten of the 12 wells it has drilled and operated in the Williston Basin since the Company’s founding in 2002.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops oil and natural gas in the Rocky Mountain region of the United States. The Company has projects in nine basins in the Rocky Mountains. Additional information about Bill Barrett Corporation can be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

The United States Securities and Exchange Commissioner permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operation conditions. Bill Barrett Corporation may use certain terms in this news release and other communications relating to reserves and production that the SEC’s guidelines strictly prohibit the Company from including in filings with the SEC. It is recommended that U.S. investors closely consider the Company’s disclosures in Bill Barrett Corporation’s Form 10-K available from Company headquarters at 1099 18th Street, Suite 2300, Denver, Colorado, 80202. The form is also available from the SEC by calling 1-800-SEC-0330.

This press release and certain statements in the presentation are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission www.sec.gov.

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